SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 23, 2019

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree St. NW Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in the first sentence of the second paragraph under Item 8.01 below is hereby incorporated by reference in response to this Item 5.02.

Item 8.01    Other Events.

Interface, Inc. (the “Company”) received a letter in November 2017 from the Securities & Exchange Commission (the “SEC”) requesting that the Company voluntarily provide information and documents in connection with an investigation into the Company’s historical quarterly earnings per share (“EPS”) calculations and rounding practices during the period 2014-2017.  The Company subsequently received subpoenas from the SEC in February 2018, July 2018 and April 2019 requesting additional documents and information.  In the fourth quarter of 2018, the Company conducted at the SEC’s request an internal investigation into these and other related issues for seven quarters in 2015, 2016 and 2017.

On April 23, 2019, Gregory J. Bauer, the Company’s Vice President and Chief Accounting Officer, went on paid administrative leave from the Company after it was learned that in 2018 in the process of collecting materials from 2015, 2016 and 2017 for production to the SEC, he added certain notes to those materials that were then produced to the SEC.  The Company believes at this time, however, that the after-the-fact inclusion of these notes had no impact on the EPS calculations that are the subject of the above-described investigation or on subsequent EPS calculations.

Since the inception of the investigation, the Company has cooperated and continues to cooperate with the SEC’s investigation.

Cautionary Statement Regarding Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are not historical facts but rather are based on current expectations and our beliefs and assumptions.  Words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” “target,” “will” and similar expressions are intended to identify forward-looking statements.  The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking information is also subject to various risks and uncertainties.  Such risks and uncertainties include, but are not limited to, uncertainty as to the scope, timing and ultimate findings of the matters under review by the Company and the SEC described above (collectively, the “investigation”); adverse effects of the investigation, including the potential financial impact on the Company in the event of an adverse outcome and on the market price of the Company’s common stock; the costs and expenses of the investigation, including legal fees and possible monetary penalties in the event of an adverse outcome; the risk of potential litigation or regulatory action arising from these matters; the timing of the review by, and the conclusions of, the Company’s auditor regarding these matters; the potential identification of deficiencies in internal control over financial reporting or disclosure controls and procedures and the impact of the same; potential reputational damage that the Company may suffer as a result of the matters under investigation; and the risk factors described in Part I, Item 1A, “Risk Factors” of our Form 10-K for the fiscal year ended December 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: April 24, 2019